FIRST AMENDMENT TO LOAN AGREEMENT

        THIS FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is made and entered into as of April 2, 2020 (the “Effective Date”), by and between: PEOPLES BANCORP INC., an Ohio corporation (“Borrower”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender”); and has reference to the following facts and circumstances: (the “Recitals”):

        A. Borrower and Lender are parties to the Loan Agreement dated as of April 3, 2019 (as amended, the “Agreement”; all capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Agreement as amended by this Amendment).

        B. Borrower desires to extend the Revolving Credit Period and Lender agrees to said extension on the terms and conditions set forth below.

        NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

        1. Recitals. The Recitals are true and correct, and, together with the defined terms set forth herein, are incorporated by this reference.

        2. Amendments to Agreement. As of the Effective Date, the Agreement is amended as follows:

(a) The definition of “Revolving Credit Period” in Section 1.01 (Definitions) of the Agreement is deleted and replaced with the following:

        Revolving Credit Period means the period commencing on the Effective Date and ending April 1, 2021; provided, however, that the Revolving Credit Period shall end on the date the Revolving Credit Commitment is terminated pursuant to Section 6 or otherwise..

(b) The following definitions of “Base Rate”, “Base Rate Loans”, “Benchmark Replacement”, “LIBOR” “Benchmark Replacement Adjustment”, “Benchmark Replacement Conforming Changes”, “Benchmark Replacement Date”, “Benchmark Transition Event”, “Benchmark Unavailability Period”, “Federal Reserve Bank of New York’s Website”, “Prime Rate” and “Relevant Governmental Body” are added to Section 1.01 (Definitions) of the Agreement:

Base Rate means, for any day, a rate per annum equal to (a) the greater of (i) zero and (ii) the Prime Rate for such day plus (b) an Applicable Margin deemed appropriate by Lender (which may be zero but not less than zero).

Base Rate Loans mean Loans that, except as otherwise provided in Section 2.10, bears interest at the Base Rate

Benchmark Replacement means the sum of: (a) an alternate benchmark rate that has been selected by Lender, giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the London interbank offered rate (“LIBOR”) for U.S. syndicated or bilateral credit facilities denominated in Dollars that are substantially similar to the credit facilities under this Agreement and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero (0) for the purposes of this Agreement.

Benchmark Replacement Adjustment means, with respect to any replacement under this Agreement of LIBOR with an alternative benchmark rate, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been

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selected by Lender giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with an alternative benchmark rate by the Relevant Governmental Body and (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with an alternative benchmark rate at such time for U.S. syndicated or bilateral credit facilities denominated in Dollars that are substantially similar to the credit facilities under this Agreement, which adjustment or method for calculating or determining such spread adjustment pursuant to clause (b) is published on an information service as selected by Lender from time to time and as may be updated periodically.

Benchmark Replacement Conforming Changes means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to timing and frequency of determining rates and making payments of interest and other administrative matters) that Lender decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Lender in a manner substantially consistent with then-prevailing market practice (or, if Lender decides that adoption of any portion of such market practice is not administratively feasible or if Lender determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Lender decides is reasonably necessary in connection with the administration of this Agreement).

Benchmark Replacement Date means the earliest to occur of the following events with respect to LIBOR: (a) in the case of clauses (ii), (iii) or (iv) of Section 2.08(b), the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; (b) in the case of clause (i) of Section 2.08(b), the earlier of (i) the date of the public statement or publication of information referenced therein; and (ii) the date specified by Lender by notice to Borrower; and (c) in the case of clause (v) of Section 2.08(b), the date specified by Lender by notice to Borrower.

Benchmark Transition Event is defined in Section 2.08(b).

Benchmark Unavailability Period means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced hereunder with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes under this Agreement and the other Loan Documents in accordance with Section 2.08(b) and (b) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes under this Agreement and the other Loan Documents pursuant to Section 2.08(b).

Federal Reserve Bank of New York’s Website means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org or any successor source.

Prime Rate means a rate per annum equal to the prime rate announced by Lender from time to time, changing as and when such rate changes. The prime rate is not necessarily the lowest rate charged to any customer.

        Relevant Governmental Body means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

(c) The following provisions are added to the Agreement as Section 2.08 (Availability of Types of Borrowings; Adequacy of Interest Rate):

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2.08 Availability of Types of Loans; Adequacy of Interest Rate.

(a) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, if Lender determines (which determination shall be conclusive absent manifest error) that: (i) deposits of a type and maturity appropriate to match fund Loans are not available to Lender in the relevant market; or (ii) the interest rate applicable to Loans is not ascertainable or available (including, without limitation, because the applicable Reuters Screen (or on any successor or substitute page on such screen) is unavailable) or does not adequately and fairly reflect the cost of making or maintaining Loans, then Lender shall suspend the availability of Loans and require any affected Loans to be repaid or converted to Base Rate Loans.

(b) Notwithstanding the foregoing or anything to the contrary in this Agreement or any other Loan Document, if Lender determines (which determination shall be conclusive absent manifest error) that any one or more of the following (each, a “Benchmark Transition Event”) has occurred: (i) the circumstances set forth in Section 2.08(a)(ii) have arisen (including, without limitation, a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR described in clause (ii) of this Section 2.08(b) announcing that LIBOR is no longer representative) and such circumstances are unlikely to be temporary; (ii) ICE Benchmark Administration (or any Person that has taken over the administration of LIBOR for deposits in Dollars that is acceptable to Lender) discontinues its administration and publication of LIBOR for deposits in Dollars; (iii) a public statement or publication of information by or on behalf of the administrator of LIBOR described in clause (ii) of this Section 2.08(b) announcing that such administrator has ceased or will cease as of a specific date to provide LIBOR (permanently or indefinitely); provided that, at the time of such statement, there is no successor administrator that is acceptable to Lender that will continue to provide LIBOR after such specified date; (iv) a public statement by the supervisor for the administrator of LIBOR described in clause (ii) of this Section 2.08(b), the U.S. Federal Reserve System, an insolvency official with jurisdiction over such administrator for LIBOR, a resolution authority with jurisdiction over such administrator for LIBOR, or a court or an entity with similar insolvency or resolution authority over such administrator for LIBOR, which states that such administrator of LIBOR has ceased or will cease as of a specific date to provide LIBOR (permanently or indefinitely); provided that, at the time of such statement or publication, there is no successor administrator that is acceptable to Lender that will continue to provide LIBOR after such specified date; or (v) syndicated or bilateral credit facilities are being executed or amended, as the case may be, to incorporate or adopt a new benchmark interest rate to replace LIBOR for deposits in Dollars, then Lender may amend this Agreement to replace LIBOR with a Benchmark Replacement. Notwithstanding anything to the contrary in Section 8.09, any such amendment with respect to a Benchmark Transition Event will become effective without any further action or consent of Borrower at 5:00 p.m. (New York City time) on the fifth Business Day after Lender has provided such proposed amendment to Borrower. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 2.08(b) will occur prior to the date set forth in the applicable amendment.

(c) In connection with the implementation of a Benchmark Replacement, Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of Borrower.

(d) Lender will promptly notify Borrower of (i) any occurrence of a Benchmark Transition Event (other than pursuant to 2.08(b)(v)), (ii) the implementation of any Benchmark Replacement. and (iii) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Lender pursuant to this Section 2.08(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in Lender’s sole discretion and without consent from Borrower, except, in each case, as expressly required pursuant to this Section 2.08(b).

(e) Upon notice to Borrower by Lender in accordance with Section 5.10 of the commencement of a Benchmark Unavailability Period and until a Benchmark Replacement is determined
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in accordance with this Section 2.08(b), (i) any request pursuant to Section 2.8 that requests the conversion of any Loan to, or continuation of any Loan may be revoked by Borrower and if not revoked shall be ineffective and any such Loan shall be continued as or converted to, as the case may be, a Base Rate Loan, and (ii) if any request pursuant to Section 2.01(b) requests a Loan, such request may be revoked by Borrower and if not revoked such Loan shall be made as a Base Rate Loan.

3. Costs and Expenses. Borrower shall reimburse Lender upon demand for all out-of-pocket costs and expenses (including, without limitation, Attorneys’ Fees and expenses) incurred by Lender in the preparation, negotiation and execution of this Amendment and any and all other agreements, documents, instruments and/or certificates relating to the amendment of Borrower’s existing credit facilities with Lender. Borrower further agree to pay or reimburse Lender for (a) any stamp or other taxes (excluding income or gross receipts taxes) which may be payable with respect to the execution, delivery, filing and/or recording of any of the Loan Documents, and (b) the cost of any filings and searches, including, without limitation, Uniform Commercial Code filings and searches.

        4. References to Agreement. All references in the Agreement to “this Agreement” and any other references of similar import shall mean the Agreement as amended by this Amendment. Except to the extent specifically amended by this Amendment, all of the terms, provisions, conditions, covenants, representations and warranties contained in the Agreement and the Note shall be and remain in full force and effect and the same are hereby ratified and confirmed.

        5. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign, transfer or delegate any of its rights or obligations under the Agreement as amended by this Amendment.

        6. Representations and Warranties. Borrower represents and warrants to Lender that as of the Effective Date:

        (a) the execution, delivery and performance by Borrower of this Amendment are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and require no action by or in respect of, consent of or filing, recording or registration with, any governmental or regulatory instrumentality, authority, body, agency or official or any other Person;

        (b) the execution, delivery and performance by Borrower of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of the Certificate of Incorporation or By-laws of Borrower, any applicable law, rule, regulation, order, writ, judgment or decree of any governmental authority or any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound or to which Borrower or any of its Property is subject;

        (c) this Amendment has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

        (d) all of the representations and warranties made by Borrower in the Agreement and/or in any other Loan Document are true and correct in all material respects on and as of the date of this Amendment as if made on and as of the date of this Amendment;

        (e) after giving effect to this Amendment, no Default or Event of Default under or within the meaning of the Agreement has occurred and is continuing; and

(f) the information included in any Beneficial Ownership Certification delivered by Borrower to Lender is true and correct in all respects,

        7. Inconsistency. In the event of any inconsistency or conflict between this Amendment and the Agreement, the terms, provisions and conditions contained in this Amendment shall govern and control.

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        8. Governing Law. This Amendment shall be governed by and construed in accordance with the substantive laws of the State of Ohio (without reference to conflict of law principles) but giving effect to Federal laws applicable to national banks.

        9. Entire Agreement. The Agreement, this Amendment and the other Loan Documents embody the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings (oral or written) relating to the subject matter thereof.

        10. Counterparts. This Amendment may be signed in any number of counterparts (including facsimile counterparts), each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

        11. Conditions Precedent. Notwithstanding any provision contained in this Amendment to the contrary, this Amendment shall not be effective unless and until Agent shall have received:

        (a) this Amendment, duly executed by Borrower;

        (b) a Certificate of Secretary (with resolutions attached), certified by the Secretary of Borrower; and

(c) such other documents and information as reasonably requested by Lender.

        Borrower and Lender executed this Amendment as of the Effective Date.

[SIGNATURES ON FOLLOWING PAGES]

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SIGNATURE PAGE- BORROWER
FIRST AMENDMENT TO LOAN AGREEMENT

             Borrower:

             PEOPLES BANCORP INC.

             By: /s/ JOHN C. ROGERS
             Name: John C. Rogers
             Title: Executive Vice President & Chief Financial Officer

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SIGNATURE PAGE- LENDER
FIRST AMENDMENT TO LOAN AGREEMENT

             Lender:

             U.S. BANK NATIONAL ASSOCIATION

             By: /s/ CHRIS CAVACINI
             Name: Chris Cavacini
             Title: Senior Vice President

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